                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                                 Manpower Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

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

                                 MANPOWER INC.
                            5301 NORTH IRONWOOD ROAD
                           MILWAUKEE, WISCONSIN 53217

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 17, 2000

To the Shareholders of Manpower Inc.:

     The 2000 Annual Meeting of Shareholders of Manpower Inc. (the "Company") will be held at the Bradley Pavilion of the Marcus Center for the Performing Arts, 929 North Water Street, Milwaukee, Wisconsin, on April 17, 2000 at 10 a.m., local time, for the following purposes:

     (1) To elect three directors to serve until 2003 as Class I directors;

     (2) To approve a performance-based incentive compensation arrangement for the Company's President and Chief Executive Officer;

     (3) To ratify the appointment of Arthur Andersen LLP as the Company's independent auditors for 2000; and

     (4) To transact such other business as may properly come before the meeting.

     Shareholders of record at the close of business on February 22, 2000 are entitled to notice of and to vote at the Annual Meeting and at all adjournments thereof.

     HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES MUST BE PRESENT IN PERSON OR BY PROXY IN ORDER FOR THE ANNUAL MEETING TO BE HELD. THEREFORE, SHAREHOLDERS ARE URGED TO DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT THEY EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON. IF YOU ATTEND THE ANNUAL MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO BY REVOKING YOUR PROXY AT ANY TIME PRIOR TO VOTING.

                                          Michael J. Van Handel, Secretary
March 20, 2000

                                 MANPOWER INC.
                            5301 NORTH IRONWOOD ROAD
                           MILWAUKEE, WISCONSIN 53217

                                 MARCH 20, 2000

                                PROXY STATEMENT

     The enclosed proxy is solicited by the Board of Directors of Manpower Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held at 10 a.m., local time, on April 17, 2000, or at any postponement or adjournment thereof (the "Annual Meeting"), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Bradley Pavilion of the Marcus Center for the Performing Arts, 929 North Water Street, Milwaukee, Wisconsin.

     The expenses of printing and mailing proxy material, including expenses involved in forwarding materials to beneficial owners of stock, will be paid by the Company. No solicitation other than by mail is contemplated, except that officers or employees of the Company or its subsidiaries may solicit the return of proxies from certain shareholders by telephone. In addition, the Company has retained Georgeson Shareholder Communications Inc. to assist in the solicitation of proxies for a fee of approximately $7,000 plus expenses.

     Only shareholders of record at the close of business on February 22, 2000 (the "Record Date") are entitled to notice of and to vote the shares of common stock, $.01 par value (the "Common Stock"), of the Company registered in their name at the Annual Meeting. As of the Record Date, the Company had outstanding 76,255,136 shares of its Common Stock. The presence, in person or by proxy, of a majority of the shares of the Common Stock outstanding on the Record Date will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the quorum. Abstentions and broker non-votes will not be counted as voting on any matter at the Annual Meeting. Each share of Common Stock entitles its holder to cast one vote on each matter to be voted upon at the Annual Meeting.

     This Proxy Statement, Notice of Meeting and the accompanying proxy card, together with the Company's Annual Report to Shareholders, including financial statements for its fiscal year ended December 31, 1999, are being mailed to shareholders of the Company commencing on or about March 20, 2000.

     IF THE ACCOMPANYING PROXY CARD IS PROPERLY SIGNED AND RETURNED TO THE COMPANY AND NOT REVOKED, IT WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED THEREIN. EACH SHAREHOLDER MAY REVOKE A PREVIOUSLY GRANTED PROXY AT ANY TIME BEFORE IT IS EXERCISED BY WRITTEN NOTICE OF REVOCATION OR BY SUBMITTING A DULY EXECUTED PROXY BEARING A LATER DATE TO THE SECRETARY OF THE COMPANY. ATTENDANCE AT THE ANNUAL MEETING WILL NOT, IN ITSELF, CONSTITUTE REVOCATION OF A PROXY. UNLESS OTHERWISE DIRECTED, ALL PROXIES WILL BE VOTED FOR THE ELECTION OF EACH OF THE INDIVIDUALS NOMINATED TO SERVE AS CLASS I DIRECTORS BY THE BOARD OF DIRECTORS, FOR THE APPROVAL OF THE PERFORMANCE-BASED INCENTIVE COMPENSATION ARRANGEMENT FOR THE COMPANY'S PRESIDENT AND CHIEF EXECUTIVE OFFICER, FOR RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR 2000, AND AS RECOMMENDED BY THE BOARD OF DIRECTORS WITH REGARD TO ALL OTHER MATTERS OR, IF NO SUCH RECOMMENDATION IS GIVEN, IN THEIR OWN DISCRETION.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table lists as of the Record Date information as to the persons believed by the Company to be beneficial owners of more than 5% of its outstanding Common Stock:

                  NAME AND ADDRESS OF                       AMOUNT AND NATURE OF    PERCENT OF
                   BENEFICIAL OWNERS                        BENEFICIAL OWNERSHIP     CLASS(1)
                  -------------------                       --------------------    ----------
Trimark Financial Corporation...........................        7,216,600(2)           9.5%
One First Canadian Place, Suite 5600
P.O. Box 487
Toronto, Ontario M5X 1E5
Canada
Wellington Management Company, LLP......................        7,101,500(3)           9.3%
75 State Street
Boston, Massachusetts 02109
Pacific Financial Research, Inc.........................        5,896,000(4)           7.7%
9601 Wilshire Boulevard, Suite 800
Beverly Hills, California 90210

---------------
(1) Based on 76,255,136 shares of Common Stock outstanding as of the Record
    Date.

(2) This information is based on a Schedule 13G dated February 1, 2000. Trimark Financial Corporation has sole voting power and investment power for all shares held.

(3) This information is based on a Schedule 13G dated February 9, 2000. Wellington Management Company, LLP has shared voting power with respect to 5,670,200 shares held and shared investment power with respect to 7,101,500 shares held.

(4) This information is based on a Schedule 13G dated February 10, 2000. Pacific Financial Research, Inc. has sole voting power and investment power for all shares held.

                            1. ELECTION OF DIRECTORS

     The Company's directors are divided into three classes, designated as Class I, Class II and Class III, with staggered terms of three years each. The term of office of directors in Class I expires at the Annual Meeting. The Board of Directors proposes that the nominees described below, each of whom are currently serving as Class I directors, be elected as Class I directors for a new term of three years ending at the 2003 Annual Meeting and until their successors are duly elected and qualified.

     Nominees receiving the largest number of affirmative votes cast will be elected as directors up to the maximum number of directors to be chosen at the election. Accordingly, any shares not voted affirmatively, whether by abstention, broker non-vote or otherwise, will not be counted as affirmative votes cast for any director.

                                                             PRINCIPAL OCCUPATION
                NAME                                          AND DIRECTORSHIPS
                ----                                         --------------------
                                  NOMINEES FOR DIRECTORS -- CLASS I
Dennis Stevenson.....................    Chairman of AerFi Group plc, a provider of financing to the
  Age 54                                 aviation industry, Chairman of Pearson plc, a multimedia
                                         company and Chairman of Halifax plc, a banking institution.
                                         A director of the Company for more than five years.
John R. Walter.......................    Chairman of the Company since April, 1999 and a director of
  Age 53                                 the Company since October, 1998. Chairman of Ashlin
                                         Management Company. Retired President and Chief Operating
                                         Officer of AT&T Corp. from November, 1996 to July, 1997.
                                         Chairman and Chief Executive Officer of R.R. Donnelley &
                                         Sons Company, a print and digital information management,
                                         reproduction and distribution company, from 1989 through
                                         1996. Also a director of Abbott Laboratories, a
                                         pharmaceutical manufacturer, Celestica Inc., Jones Lang
                                         LaSalle, a real estate firm, Deere & Company, an equipment manufacturer, and Prime Capital Corporation, a finance
                                         company.
Jeffrey A. Joerres...................    President and Chief Executive Officer of the Company and a
  Age 39                                 director since April, 1999. Senior Vice
                                         President -- European Operations and Marketing and Major
                                         Account Development from July, 1998 to April, 1999. Senior
                                         Vice President -- Major Account Development of the Company
                                         from November, 1995 to July 1998. Vice President --
                                         Marketing and Major Account Development of the Company from
                                         July, 1993 to November, 1995.

                                        CONTINUING DIRECTORS
                               CLASS II DIRECTORS (TERM EXPIRING 2001)
J. Ira Harris........................    Chairman of J. I. Harris & Associates, a consulting firm,
  Age 61                                 and Vice Chairman of The Pritzker Organization, LLC, a
                                         merchant banking investment management services firm, since
                                         January, 1998. Senior Managing Director of the investment
                                         banking firm of Lazard Freres & Co. LLC until December,
                                         1997. A director of the Company for more than five years.
Terry A. Hueneke.....................    Executive Vice President of the Company and a director since
  Age 57                                 December, 1995. Senior Vice President  Group Executive of
                                         the Company's former principal operating subsidiary from
                                         1987 until 1996.
Newton N. Minow......................    Of Counsel to the law firm of Sidley & Austin, Chicago,
  Age 74                                 Illinois, since March, 1991. From 1965 through March, 1991,
                                         Mr. Minow was a partner in the law firm of Sidley & Austin.
                                         A director of the Company for more than five years. Also a director of AON Corporation.

                                                             PRINCIPAL OCCUPATION
                NAME                                          AND DIRECTORSHIPS
                ----                                         --------------------
Gilbert Palay........................    Consultant to the Company since January, 1994. Senior
  Age 72                                 Executive Vice President of the Company from August, 1991 to
                                         December, 1993 and Senior Executive Vice President of the
                                         Company's former principal operating subsidiary from
                                         September, 1989 to December, 1993. Principal Financial
                                         Officer of the Company from August, 1991 to August, 1993. A director of the Company for more than five years.

                              CLASS III DIRECTORS (TERM EXPIRING 2002)
Dudley J. Godfrey, Jr................    A shareholder in the law firm of Godfrey & Kahn, S.C.,
  Age 73                                 Milwaukee, Wisconsin. A director of the Company for more
                                         than five years.
Marvin B. Goodman....................    Principal shareholder and officer of Manpower Services
  Age 71                                 (Toronto) Limited, a Company franchise in Ontario, Canada
                                         from 1956 to August, 1993. A director of the Company for
                                         more than five years.

MEETINGS AND COMMITTEES OF THE BOARD

     The Board of Directors has standing Audit, Executive Compensation, Executive Performance Compensation, Executive and Nominating and Governance Committees. The Board of Directors held five meetings and acted three times by written consent during 1999. Each director attended at least 75% of the full board meetings and meetings of committees on which each served in 1999, except for Mr. Stevenson, who attended three of the five meetings of the Board of Directors.

     The Audit Committee consists of Messrs. Minow (Chairman), Godfrey, Goodman and Harris. The functions of the Audit Committee are to: (i) recommend to the Board of Directors the selection of the independent auditors for the annual audit; (ii) approve, in advance, the planned scope of the annual audit and review the fee arrangements with the auditors; (iii) review non-recurring services of the independent auditors in order to ensure their independence; (iv) review the adequacy of the Company's internal controls, accounting policies and procedures and internal audit function with the independent auditors; (v) review with the Company's management and internal auditors the results of the annual audit, recommendations resulting from the annual audit and any disagreements between the Company's management and internal auditors; (vi) review with management the adequacy of the Company's systems of internal controls; (vii) review the Company's policies and financial practices related to compliance with the law, ethical conduct and conflicts of interest; (viii) review current or pending litigation which may have a material financial impact on the Company or which relates to matters entrusted to the Committee; and (ix) be available to receive suggestions, questions or recommendations from the Company's independent auditors or certain senior officers of the Company. The Audit Committee held four meetings during 1999. The Audit Committee did not take action by written consent during 1999.

     The Executive Compensation Committee consists of Messrs. Godfrey (Chairman), Goodman, Harris and Walter (who was appointed to the Committee in July, 1999). The functions of this Committee are to: (i) establish the compensation of Mr. Joerres, the Chief Executive Officer of the Company, and Mr. Hueneke, Executive Vice President of the Company, subject to ratification by the Board of Directors; (ii) approve the compensation, based on the recommendations of the senior executive officers, of certain other senior executives of the Company and its subsidiaries; (iii) review the compensation of all other senior managers of the Company and its subsidiaries; and (iv) serve as the administrative committee for the Company's stock option and stock purchase plans. Certain performance-based compensation for executive officers must also be approved by the Executive Performance Compensation Committee as discussed below. The Executive Compensation Committee held six meetings and took action by written consent three times during 1999.

     The Executive Performance Compensation Committee consists of Messrs. Goodman and Minow. The Executive Performance Compensation Committee acts as the compensation committee of outside directors under Section 162(m) of the Internal Revenue Code ("IRC"). In addition, the Committee serves as a committee of disinterested directors for purposes of Rule 16b-3 under the Securities Exchange Act of 1934 and will approve transactions subject to Rule 16b-3 to the extent deemed advisable under the Rule. The Executive Performance Compensation Committee did not meet in 1999, but took action by written consent four times during 1999.

     The Executive Committee consists of Messrs. Walter, Joerres and Palay. Mr. Fromstein resigned from the Committee effective April 30, 1999 and Mr. Godfrey resigned from the Committee effective July 20, 1999. This Committee may exercise full authority in the management of the business and affairs of the Company's Board of Directors when the Board of Directors is not in session, except to the extent limited by Wisconsin law, the Company's Articles of Incorporation or By-Laws, or as otherwise limited by the Board of Directors. Although the Committee has very broad powers, in practice, it acts only infrequently to take formal action on a specific matter when it would be impractical to call a meeting of the Board of Directors. The Executive Committee did not meet in 1999, but took action by written consent once in 1999.

     The Nominating and Governance Committee was formed on November 8, 1999 and consists of Messrs. Harris (Chairman), Godfrey and Walter. The functions of this Committee are to: (i) recommend nominees to stand for election at annual shareholders meetings, to fill vacancies on the Board of Directors and to serve on committees of the Board of Directors; (ii) establish procedures and assist in identifying candidates for Board membership; (iii) review the qualifications of candidates for Board membership; (iv) review compensation arrangements in effect for non-management members of the Board of Directors and recommend changes deemed appropriate; (v) establish and review, for recommendation to the Board of Directors, guidelines and policies on the size and composition of the Board, the structure, composition and functions of the Board committees, and other significant corporate governance principles and procedures; (vi) undertake additional activities within the scope of the primary functions of the Committee as the Committee or the Board of Directors may determine. The Nominating and Governance Committee will consider Board candidates nominated by shareholders in accordance with the Company's By-Laws. The Nominating and Governance Committee met once in 1999. The Nominating and Governance Committee did not take action by written consent during 1999.

REMUNERATION OF DIRECTORS

     Directors of the Company who are not employees of the Company or any of its subsidiaries, are currently entitled to an annual fee of $50,000, inclusive of a retainer and all meeting and committee fees. In addition, each director is reimbursed for travel expenses incurred in connection with attending Board of Directors meetings. In lieu of receiving payment of fees in cash, directors may elect, except for Mr. Stevenson who is required to elect, in advance of the period for which such fees would be paid, to receive an option to purchase shares of the Company's Common Stock under the 1991 Directors Stock Option Plan (the "Plan"). For each year for which such cash fees are waived, a director receives an option over 10,000 shares of the Company's Common Stock, which number is adjusted based on the price per share of the Company's Common Stock on the date of election relative to $28.00. The per share purchase price for each option awarded is equal to the fair value of the Company's Common Stock on the date of grant. Options granted under the Plan are exercisable for the vested portion during the director's tenure and a limited period thereafter. All of the directors have agreed, and Mr. Stevenson was required, to accept stock options under the Plan in lieu of cash fees.

     Mr. Palay has entered into an agreement with the Company whereby Mr. Palay provides certain advisory services to the Company. Pursuant to the agreement, the Company pays Mr. Palay an annual fee of $150,000 plus certain monthly retirement and deferred compensation amounts, provides medical and dental benefits to Mr. Palay and his spouse, reimburses Mr. Palay's reasonable out-of-pocket expenses and provides Mr. Palay with office space. Certain information with respect to Messrs. Godfrey, Harris and Walter is set forth under "EXECUTIVE COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION," below.

                        SECURITY OWNERSHIP OF MANAGEMENT

     Set forth in the table below, as of the Record Date, are the shares of the Company's Common Stock beneficially owned by each director and nominee, each of the named executive officers, and all directors and executive officers of the Company as a group and the shares of the Company's Common Stock that could be acquired within 60 days of the Record Date by such persons.

                                                    COMMON STOCK
                    NAME OF                         BENEFICIALLY       RIGHT TO ACQUIRE         PERCENT OF
                BENEFICIAL OWNER                      OWNED(1)         COMMON STOCK(1)           CLASS(2)
                ----------------                    ------------       ----------------         ----------
Jeffrey A. Joerres..............................        65,365               48,500(3)               *
Mitchell S. Fromstein...........................       912,377              706,543(3)             1.2%
Terry A. Hueneke................................        62,895               53,000(3)               *
Michael J. Van Handel...........................        36,682               26,000(3)               *
Dudley J. Godfrey, Jr...........................        84,000(4)            32,500(5)               *
Marvin Goodman..................................        66,489(6)            63,489(5)               *
J. Ira Harris...................................        67,500(7)            57,500(5)               *
Newton N. Minow.................................        74,000(8)            57,500(5)               *
Gilbert Palay...................................       310,022              201,604(3)(5)            *
Dennis Stevenson................................        84,000               82,500(5)               *
John R. Walter..................................       193,829              193,829(5)               *
All Directors and Executive Officers as a
  group.........................................     1,957,159            1,522,965                2.6%

---------------
(1) Except as indicated below, all shares shown in this column are owned with sole voting and investment power. Amounts shown in the Right to Acquire Common Stock column are also included in the Common Stock Beneficially Owned column.

(2) Except as indicated, no person named in the table beneficially owns more than 1% of the outstanding shares of Common Stock. The percentage is based on the column entitled Common Stock Beneficially Owned.

(3) Common Stock that may be acquired within 60 days of the date hereof through the exercise of stock options.

(4) Includes 500 shares held by Mr. Godfrey's spouse and 500 shares held in trust.

(5) Includes the vested portion of options held under the 1991 Directors Stock Option Plan.

(6) Includes 1,000 shares held by Mr. Goodman's spouse.

(7) Includes 10,000 shares held in a living trust for the benefit of Mr. Harris.

(8) Includes 12,500 shares held in a living trust for the benefit of Mr. Minow and 2,200 shares held in a living trust for the benefit of his spouse. The total also includes 1,800 shares held in a family charitable foundation, as to which Mr. Minow disclaims beneficial ownership.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table (the "Summary Compensation Table") sets forth the compensation for the past three years of each of the Company's named executive officers:

                                         ANNUAL COMPENSATION                        LONG TERM COMPENSATION
                           ------------------------------------------------   ----------------------------------
                                                                                       AWARDS            PAYOUTS
                                                                              ------------------------   -------
                                                                                            SECURITIES
                                                               OTHER ANNUAL   RESTRICTED    UNDERLYING    LTIP      ALL OTHER
        NAME AND                                               COMPENSATION     STOCK        OPTIONS/    PAYOUTS   COMPENSATION
   PRINCIPAL POSITION      YEAR      SALARY($)    BONUS($)        ($)(1)      AWARDS($)      SARS(#)       ($)        ($)(2)
   ------------------      ----      ---------    --------     ------------   ----------    ----------   -------   ------------
J.A. Joerres.............  1999(3)   $568,493    $  200,000      $16,085       $350,000(4)   150,000       --       $    7,183
  President and Chief      1998(5)    300,000       300,000        2,680             --       50,000       --            4,524
  Executive Officer
M.S. Fromstein...........  1999(6)   $282,740    $  924,238           --             --      100,000       --       $5,287,711(7)
  Chairman of the Board,   1998       860,000     1,237,208(8)   $ 2,680             --           --       --               --
  President and Chief      1997       860,000     3,567,711        3,749             --           --       --               --
  Executive Officer
T. A. Hueneke............  1999      $350,000    $  678,913      $16,085             --      105,000       --               --
  Executive Vice
    President              1998       350,000       400,000(9)     2,680             --           --       --               --
                           1997       350,000       820,234        3,749             --           --       --               --
M. J. Van Handel.........  1999      $225,000    $  180,000           --             --       50,000       --       $    3,804
  Senior Vice President
    --                     1998       225,000       150,000           --             --       25,000       --            2,812
  Chief Financial Officer  1997       150,000        75,000           --             --           --       --            1,501
  and Secretary

---------------
(1) "Other Annual Compensation" includes the discount associated with purchases of Common Stock under the Manpower 1990 Employee Stock Purchase Plan. The Manpower 1990 Employee Stock Purchase Plan is available to all U.S. employees (meeting certain qualifying standards) and employees in certain other countries and is described below. See "Stock Purchase Plans."

(2) "All Other Compensation" for Mr. Joerres and Mr. Van Handel consists of the dollar value of the Company's contribution to accounts under the Company's Nonqualified Savings Plan.

(3) Mr. Joerres was appointed President and Chief Executive Officer of the Company effective April 30, 1999.

(4) Represents the dollar value of the grant of 10,000 shares of the Company's Common Stock on January 14, 2000 using the fair market value of the Company's Common Stock on the date of grant, which was $35.00 per share. Of the 10,000 shares granted, 6,500 shares vested on January 14, 2000 and 3,500 shares will vest on January 14, 2001. Dividends will be paid on all of the shares granted. Mr. Joerres did not hold any restricted stock at the end of 1999.

(5) Mr. Joerres was appointed as an executive officer of the Company in July, 1998. Accordingly, information for years prior to 1998 is not included in the table.

(6) Mr. Fromstein retired from his positions as Chairman of the Board, President and Chief Executive Officer of the Company effective April 30, 1999.

(7) Amounts received in connection with Mr. Fromstein's retirement as Chairman of the Board, President and Chief Executive Officer of the Company. See "Employment and Other Agreements."

(8) Mr. Fromstein's bonus calculated pursuant to the terms of his employment agreement would have been $2,848,958 in 1998. Mr. Fromstein voluntarily agreed to a $1,611,750 reduction in his 1998 bonus in recognition of the 1998 charge to earnings for the write-down of capitalized software.

(9) Mr. Hueneke's bonus calculated pursuant to the terms of his employment agreement would have been $609,940 in 1998. Mr. Hueneke voluntarily agreed to a $209,940 reduction in his 1998 bonus in recognition of the 1998 charge to earnings for the write-down of capitalized software.

EMPLOYEE STOCK OPTION AND RESTRICTED STOCK PLANS

     The Company maintains several plans pursuant to which incentive and non-statutory stock options, restricted stock and SARs (stock appreciation rights) have been granted in the past and/or may be granted in the future. Participation is generally limited to full-time employees of the Company or its subsidiaries. The option exercise price of all options granted under the Company's plans to executive officers of the Company has been l00% of the closing market price as reported on the NYSE for the business day immediately prior to the date of grant. Directors of the Company who are not full-time employees may participate in the 1991 Directors Stock Option Plan, as described on page 5 hereof.

     The following table summarizes certain information concerning option grants to the named executive officers of the Company during 1999:

                        OPTION/SAR GRANTS IN FISCAL 1999

                                                                                                       GRANT DATE
                                                         INDIVIDUAL GRANTS                               VALUE
                                   -------------------------------------------------------------      ------------
                                    NUMBER OF         % OF TOTAL
                                    SECURITIES       OPTIONS/SARS      EXERCISE
                                    UNDERLYING        GRANTED TO        OR BASE                          GRANT
                                   OPTIONS/SARS      EMPLOYEES IN        PRICE        EXPIRATION      DATE PRESENT
             NAME                  GRANTED (#)       FISCAL YEAR       ($/SH)(1)         DATE         VALUE ($)(2)
             ----                  ------------      ------------      ---------      ----------      ------------
Jeffrey A. Joerres.............      50,000(3)           4.5%           23.5625        4/26/09          $249,500
                                    100,000(4)           8.9            21.9375        7/20/09           472,000
Mitchell S. Fromstein..........     100,000(5)           8.9            23.5625        4/26/04           876,000
Terry A. Hueneke...............      30,000(6)           2.7            22.50          2/22/09           140,000
                                     25,000(3)           2.2            23.5625        4/26/09           124,750
                                     50,000(4)           4.5            21.9375        7/20/09           236,000
Michael J. Van Handel..........      15,000(3)           1.3            23.5625        4/26/09            74,850
                                     35,000(7)           3.1            34.50          11/8/09           278,950

---------------
(1) All options were granted at 100% of the fair market value on the date of grant.

(2) Present value is determined by using the Black-Scholes option pricing model. The Grant Date Value is based on a nine-year option life. Other assumptions used for the Black-Scholes option pricing model vary depending on the date of grant. For the option granted on February 22, 1999, the assumptions were a risk-free rate of return of 5.03%, a volatility factor of 16.6% and a dividend yield of 0.5% during the option life. For options granted on April 26, 1999, the assumptions were a risk-free rate of return of 5.20%, a volatility factor of 16.5% and a dividend yield of 0.5% during the option life. For options granted on July 20, 1999, the assumptions were a risk-free rate of return of 5.72%, a volatility factor of 13.5% and a dividend yield of 0.5% during the option life. For the option granted on November 8, 1999, the assumptions were a risk-free rate of return of 6.0%, a volatility factor of 12.4% and a dividend yield of 0.5% during the option life. The resulting value derived from the Black-Scholes model was reduced for each grant by 43%, except for the option granted on November 8, 1999 which was reduced by 40%, for lack of marketability and liquidity. The option grant to Mr. Fromstein was not reduced for lack of marketability or liquidity.

(3) These options were granted on April 26, 1999 and become exercisable as to 10% of the number of shares covered by the option on each of the first four anniversaries of the date of grant, and become exercisable as to the remaining number of shares covered by the option on the fifth anniversary of the date of grant.

(4) These options were granted on July 20, 1999 and become exercisable as to 10% of the number of shares covered by the option on each of the first four anniversaries of the date of grant, and become exercisable as to the remaining number of shares covered by the option on the fifth anniversary of the date of grant.

(5) This option was granted on April 26, 1999 and was exercisable as to all of the shares covered by the option on that date.

(6) This option was granted on February 22, 1999 and becomes exercisable as to 10% of the number of shares covered by the option on each of the first four anniversaries of the date of grant, and becomes exercisable as to the remaining number of shares covered by the option on the fifth anniversary of the date of grant.

(7) This option was granted on November 8, 1999 and becomes exercisable as to all of the shares covered by the option on the third anniversary of the date of grant.

     The following table summarizes for each of the named executive officers the number of shares of Common Stock acquired upon exercise of options during the fiscal year ended December 31, 1999, the dollar value realized upon exercise of options, the total number of shares of Common Stock underlying unexercised options held at December 31, 1999 (exercisable and unexercisable), and the aggregate dollar value of in-the-money, unexercised options held at December 31, 1999 (exercisable and unexercisable). Value realized upon exercise is the difference between the fair market value of the underlying Common Stock on the exercise date and the exercise or base price of the option. Value of unexercised, in-the-money options at fiscal year-end is the difference between its exercise price and the fair market value of the underlying Common Stock as of December 31, 1999, which was $37.625 per share. These values, unlike any amounts which may be set forth in the column headed "value realized" have not been, and may never be, realized. The underlying options have not been, and may not be, exercised; the actual gains, if any, on exercise will depend on the value of the Company's Common Stock on the date of exercise. There can be no assurance that these values will be realized.

              AGGREGATED OPTION/SAR EXERCISES IN FISCAL YEAR 1999
                          AND FY-END OPTION/SAR VALUES

                                                                  NUMBER OF SECURITIES                VALUE OF UNEXERCISED
                                                                 UNDERLYING UNEXERCISED                   IN-THE-MONEY
                                                                      OPTIONS/SARS                        OPTIONS/SARS
                                                                      AT FY-END(#)                        AT FY-END($)
                       SHARES ACQUIRED         VALUE         ------------------------------      ------------------------------
        NAME           ON EXERCISE(#)       REALIZED($)      EXERCISABLE      UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE
        ----           ---------------      -----------      -----------      -------------      -----------      -------------
J.A. Joerres.........         0                  0              48,500           200,000         $   748,875       $2,989,688
M.S. Fromstein.......         0                  0             706,543                 0          15,352,336                0
T.A. Hueneke.........         0                  0              50,000           105,000           1,025,000        1,589,688
M.J. Van Handel......         0                  0              26,000            72,500             376,656          667,656

STOCK PURCHASE PLANS

     The Company has adopted and maintains several employee stock purchase plans designed to encourage employees to purchase Company Common Stock. The plans are broad based and are available to all U.S. employees (including qualifying temporary employees) and employees in certain other countries. The plans generally provide that employees accumulate funds through payroll deductions over a prescribed offering period (one to seven years) and are entitled to purchase shares at a discount (a maximum of 15%) from the market price at the beginning and/or end of the offering period. No more than $25,000 of stock, measured by the market price as of the beginning of the offering period, may be purchased by any participating employee in any year.

PENSION PLANS

     The Company maintains a broad-based qualified, noncontributory defined benefit pension plan for eligible U.S. employees (the "Qualified Plan"). The Company has also established a nonqualified, deferred compensation plan to provide retirement benefits for management and other highly compensated employees in the U.S. who are ineligible to participate in the Qualified Plan (together with the "Qualified Plan," the "U.S. Pension Plans"). Certain of the Company's foreign subsidiaries maintain various pension and retirement plans. None of the Company's executive officers have participated in such foreign plans. Under the U.S. Pension Plans, a pension is payable upon retirement at age 65, or upon earlier termination if certain conditions are satisfied. The pension benefit is based on years of credited service and the lesser of the average annual compensation received during the last five consecutive calendar years prior to retirement or $261,664. Compensation covered by the plans is base salary or hourly wages, unless paid entirely on a commission basis, in which case commissions of up to $20,000 per calendar year are taken into account. Bonuses, overtime pay or other kinds of extra compensation are not considered. Under his employment agreement, Mr. Fromstein was entitled to receive, upon termination of employment for any reason, total retirement benefits, when added to those payable under the U.S. Pension Plans, equal to those payable as if he had 30 years of credited service under the Qualified Plan and as if certain Qualified Plan limitations did not apply. In connection with his retirement, Mr. Fromstein entered into an agreement with the Company which superseded his employment agreement and pursuant to which, among other things, Mr. Fromstein's pension benefits were fixed at $750,000 per year. Under the non-qualified, deferred compensation plan, Messrs. Joerres, Hueneke and Van Handel are entitled to receive, upon termination of employment for any reason, retirement benefits equal to those payable based on 6, 26 and 11 years of credited service under the Qualified Plan, respectively.

     The table below shows the estimated aggregate annual benefit, computed as a straight life annuity amount, under the Company's U.S. Pension Plans at various salary levels and years of credited service payable upon retirement at age 65 or later. The benefit shown is not subject to any deduction for any Social Security benefit:

                               PENSION PLAN TABLE

                                                            YEARS OF CONSECUTIVE SERVICE
FINAL AVERAGE                                -----------------------------------------------------------
 ANNUAL PAY                                    10           15           20           25           30
-------------                                  --           --           --           --           --
 $  100,000     .........................    $ 8,245      $12,367      $16,490      $20,613      $24,735
    200,000     .........................     18,245       27,368       36,490       45,612       54,735
    261,664     .........................     24,411       36,617       48,823       61,029       73,234
    300,000     .........................     24,411       36,617       48,823       61,029       73,234
    400,000     .........................     24,411       36,617       48,823       61,029       73,234
    500,000     .........................     24,411       36,617       48,823       61,029       73,234
    600,000     .........................     24,411       36,617       48,823       61,029       73,234
    700,000     .........................     24,411       36,617       48,823       61,029       73,234
    800,000     .........................     24,411       36,617       48,823       61,029       73,234
    900,000     .........................     24,411       36,617       48,823       61,029       73,234
  1,000,000     .........................     24,411       36,617       48,823       61,029       73,234
  1,100,000     .........................     24,411       36,617       48,823       61,029       73,234

     As of February 29, 2000, the U.S. Pension Plans were frozen. Upon retirement at age 65 or later, Messrs. Joerres, Hueneke and Van Handel will be entitled to an aggregate annual benefit equal to $11,882, $60,663 and $14,472, respectively.

EMPLOYMENT AND OTHER AGREEMENTS

     Messrs. Joerres, Hueneke, and Van Handel have each entered into employment agreements with the Company.

     Under his agreements, Mr. Joerres is entitled to receive an annual base salary of $300,000 or more as determined by the Executive Compensation Committee and an annual bonus determined by the Executive Compensation Committee, subject to ratification by the Board of Directors. If Mr. Joerres' employment is terminated by the Company for other than Cause (as defined in the agreement) or by Mr. Joerres for Good Reason (also defined in the agreement), Mr. Joerres is entitled to receive: (i) all base compensation and other benefits to which he was entitled through his date of termination, including a prorated bonus; (ii) one year of base compensation (two and one-half times this amount if termination is in connection with a change of control), plus the highest incentive bonus paid to him during the prior three years or the current year (two and one-half times this amount if termination is in connection with a change of control); and (iii) certain other benefits as specified in the agreement.

     Under his agreement, Mr. Hueneke is entitled to receive an annual base salary of $350,000 and an annual incentive bonus based on the Company's Specified Operating Unit Profits (as defined in the agreement). If Mr. Hueneke's employment is terminated for other than Cause (as defined in the agreement), Mr. Hueneke is entitled to receive: (i) all base compensation and other benefits to which he was entitled through his date of termination, including a prorated bonus; (ii) two years of base compensation plus the greater of (a) the highest incentive bonus paid to him during the prior five years and (b) the incentive bonus which would have otherwise been paid to him for the year of termination; and (iii) certain other benefits as specified in the agreement.

     Under his agreements, Mr. Van Handel is entitled to receive an annual base salary of $225,000 and an annual incentive bonus recommended by the Chief Executive Officer and approved by the Executive Compensation Committee. If Mr. Van Handel's employment is terminated by the Company for other than Cause (as defined in the agreement) or by Mr. Van Handel for Good Reason (also defined in the agreement), Mr. Van Handel is entitled to receive: (i) all base compensation and other benefits to which he was entitled through his date of termination, including a prorated bonus; (ii) one year of base compensation (two times this amount if termination is in connection with a change of control), plus the highest incentive bonus paid to him during the prior three years (two times this amount if termination is in connection with a change of control); and (iii) certain other benefits as specified in the agreement.

     Mr. Fromstein served as Chairman of the Board, President and Chief Executive Officer of the Company pursuant to an agreement under which he received an annual base salary of $860,000, an annual incentive bonus based on the Company's Adjusted Net Profit Before Tax (as defined in the agreement) and was entitled, upon retirement, to retirement benefits under the Company's U.S. Pension Plans based on 30 years of service and calculated as if certain limitations of the Qualified Plan did not apply. See "Pension Plans." Under his agreement, if Mr. Fromstein's employment was terminated other than for cause, Mr. Fromstein was entitled to receive: (i) all base compensation and other benefits to which he was entitled through his date of termination, including a prorated bonus; (ii) two years of base compensation plus the highest incentive bonus paid to him since 1990; (iii) a cash payment equal to the fair market value of any stock options, SARs, purchase rights or restricted stock held pursuant to any benefit plan which ceases to cover him; and (iv) certain other benefits as specified in the agreement.

     Effective April 30, 1999, Mr. Fromstein retired as Chairman of the Board, President and Chief Executive Officer of the Company. In connection with his retirement, Mr. Fromstein entered into an agreement with the Company pursuant to which he resigned all of his positions with the Company and the Company paid Mr. Fromstein his base salary and incentive bonus through April 30, 1999, plus a supplemental retirement benefit in a lump sum amount equal to $5,287,711 in accordance with the terms of his employment agreement. The Company also agreed to continue to provide medical and dental benefits to Mr. Fromstein and his spouse in accordance with the terms of his employment agreement and his employment agreement was canceled. The agreement also provides that in recognition of his past service to the Company and in consideration for his agreement to provide certain advisory services to the Company, not to compete with the Company for a period of three years, not to solicit customers or employees of the Company for a period of five years and to release all claims relating to his employment with the Company, the Company will pay Mr. Fromstein for a period of three years an annual fee of $500,000, plus certain monthly retirement and deferred compensation amounts, reimburse Mr. Fromstein's reasonable out-of-pocket expenses and provide Mr. Fromstein with office space. The Company also granted Mr. Fromstein an option to purchase 100,000 shares of the Company's common stock at an exercise price of $23.5625 per share. The option expires on April 26, 2004.

                 REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

     The Executive Compensation Committee of the Board of Directors (the "Committee") has furnished the following report on executive compensation. Because certain matters related to performance-based compensation are approved by the Executive Performance Compensation Committee, that committee joins in the report of the Executive Compensation Committee.

     The Committee consists of four non-employee directors. The Committee is responsible for establishing the compensation of Mr. Joerres, the President and Chief Executive Officer of the Company and Mr. Hueneke, Executive Vice President, and until April 30, 1999 was responsible for establishing the compensation of Mr. Fromstein, subject to ratification by the Board of Directors. In addition, the Committee has responsibility to approve the compensation of other senior executives, including Mr. Van Handel, and to review the compensation of other senior managers of the Company and its subsidiaries. The Committee also has authority for administration of the Company's stock-based compensation plans.

General Compensation Policies

     The Committee's broad intent is to provide a total compensation program for the Company's senior executives that serves to attract, retain and motivate executives with the skills and experience required for the success of the Company's business and that creates a commonality of interest between the senior executives and the Company's shareholders. These objectives have been pursued through a compensation structure that consists in general of three principal components: base salary, annual bonus and periodic grants of stock options or, occasionally, restricted stock. The Committee believes that this approach creates both short-term and long-term incentives for corporate management. As a result of these policies, a high proportion of compensation for the Company's senior executives is at risk through the annual bonus, generally based on formulas tied to profitability of the individual's profit center, as well as stock ownership and/or stock options, which create a direct link between long-term remuneration and the price of the Company's Common Stock.

     Base salary determinations are an important ingredient in attracting and retaining quality personnel in a competitive market. Base salaries are set at levels based generally on subjective factors, including the individual's level of responsibility, experience and past performance record, as well as base salary levels for comparable positions at other companies. As a large multinational business, the Company competes for senior executive talent with large public and private companies throughout the world, many of which are not in businesses which directly compete with the Company. These are not the same companies as those included in the Dow Jones General Industrial & Commercial Services Index which is used as a peer group to compare shareholder returns in the Performance Graph.

     The Committee also believes that a significant portion of compensation should be directly related to and contingent upon Company profitability based on objective performance criteria. Accordingly, it is the Company's general practice that the executive officers of the Company as well as many other senior executives of the Company and its subsidiaries participate in bonus arrangements based on formulas and other criteria tied to profitability of the individual's profit center or the Company as a whole. However, as described below for Mr. Joerres, in certain circumstances considered appropriate by the Committee in its discretion, such as mid-year changes in responsibilities, the Committee will determine annual bonuses on a subjective basis.

     The Committee believes that it is important that the executive officers and other key executives of the Company and its subsidiaries hold equity positions in the Company. Stock option grants to executives permit them to hold equity interests at more meaningful levels than they could through other alternatives, such as stock purchase arrangements. Accordingly, while the Committee is conscious of the dilutive effects of stock options on shareholders, it believes that stock option grants at reasonable levels are an important component of executive compensation. In addition, because of the nature of the Company's operations, the Company's management believes, and the Committee agrees, that it is important that stock options be granted to a broad range of employees where the options provide an important incentive. Approximately 292 employees and each of the Company's three executive officers received option grants in 1999.

Chief Executive Officer Compensation

     Mr. Joerres was promoted to President and Chief Executive Officer of the Company effective as of April 30, 1999.

     Mr. Joerres' employment agreement establishes his base salary at $300,000 per year or more or determined by the Committee. Effective as of the date of his promotion, his base salary was increased to $700,000 per year. The amount of the increased base salary was determined by the Committee based on its subjective evaluation of factors including Mr. Joerres' new level of responsibility and his skill and experience.

     The Committee awarded Mr. Joerres a cash bonus for 1999 in the amount of $200,000. Following its policy to tie a significant part of executive compensation to stock ownership, the Committee also granted Mr. Joerres in January 2000, as a component of his bonus for 1999, 10,000 shares of Company Common Stock, a portion of which are restricted subject to forfeiture on termination of employment for a one-year period. The cash bonus amount and number of shares granted were determined by the Committee based on its subjective assessment of factors including Mr. Joerres' new level of responsibility, his performance during the year, the overall financial performance of the Company for the year, and the total salary plus annual bonus levels of chief executive officers at a peer group of companies and at companies of comparable size in general industry. In making this determination, the Committee also took into account the fact that Mr. Joerres served as President and Chief Executive Officer for only a portion of the year.

     Finally, as a long-term incentive, and again consistent with the policy described above regarding the use of stock options as a part of executive compensation, the Executive Performance Compensation Committee, based on the recommendation of the Committee, also granted to Mr. Joerres during 1999 options to purchase 150,000 shares of the Company's Common Stock. Each such option has an exercise price equal to the market value of the stock on the date of grant and is not immediately exercisable but becomes exercisable over a five-year vesting period. For years beginning in 2000, Mr. Joerres' annual bonus and long-term incentive compensation will, subject to shareholder approval, be determined in accordance with the annual bonus plan and long-term incentive plan described on pages 16 to 17.

     Mr. Fromstein's base salary and bonus were determined on the basis of his employment agreement, which was canceled upon his retirement as Chairman of the Board, President and Chief Executive Officer of the Company effective April 30, 1999. Mr. Fromstein's employment agreement established a base salary of $860,000, which had been fixed at this level since 1989. Mr. Fromstein's annual bonus was determined under the employment agreement by measuring the Company's pretax profit for the year (subject to certain adjustments) against a graduated scale after exceeding a threshold level.

Other Executive Officers of the Company

     The base salary and bonus of Mr. Hueneke are determined on the basis of his employment agreement. Mr. Hueneke's annual bonus is determined under the employment agreement by measuring the total operating unit profits (subject to certain adjustments) of certain regions in which the Company conducts business over which Mr. Hueneke has responsibility for the fiscal year against a graduated scale after exceeding a threshold level. Accordingly, Mr. Hueneke's bonus will fluctuate significantly based on the Company's operating performance in the regions over which he has management responsibility. As a result of the fact that Mr. Hueneke has assumed responsibility for certain additional regions which are not included in the bonus formula set out in his employment agreement, the Committee awarded him a discretionary bonus for 1999, in addition to the bonus required under the agreement, equal to $79,340. This amount was determined by applying the formula in the agreement as if these additional regions were included. Also, as a long-term incentive, the Executive Performance Compensation Committee, based on the recommendation of the Committee, also granted to Mr. Hueneke during 1999 options to purchase 105,000 shares of the Company's common stock. Each such option has an exercise price equal to the market value of the stock on the date of grant and is not immediately exercisable but becomes exercisable over a 5-year vesting period.

     Mr. Van Handel's employment agreement establishes a base salary of $225,000, which was determined on the basis of the nature of his position, his contribution to the Company and his experience and tenure. The

Committee approved a bonus for Mr. Van Handel for 1999 in the amount of $180,000. This amount was determined by the Committee based on its subjective assessment of factors, including Mr. Van Handel's performance during the year, the overall financial performance of the Company for the year, and total salary plus annual bonus levels of chief financial officers at a peer group of companies and at companies of comparable size in general industry. Also, as a long-term incentive, the Executive Performance Compensation Committee, based on the recommendation of the Committee, also granted to Mr. Van Handel during 1999 options to purchase 50,000 shares of the Company's common stock. Each such option has an exercise price equal to the market value of the stock on the date of grant and is not immediately exercisable. One option for 15,000 shares becomes exercisable over a five-year vesting period and the other option for 35,000 shares becomes exercisable in its entirety after a three-year vesting period. For years beginning in 2000, Mr. Van Handel's annual bonus and long-term incentive compensation will be determined under the same annual bonus plan and long-term incentive plan as is described for Mr. Joerres at pages 16 to 17.

Internal Revenue Code Section 162(m)

     Section 162(m) of the IRC generally disallows a tax deduction to public corporations for compensation over $1,000,000 for any fiscal year paid to the corporation's chief executive officer and four other most highly compensated executive officers in service as of the end of any fiscal year. However, Section 162(m) also provides that qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Committee currently intends to structure compensation amounts and plans which meet the requirements for deductibility. In order to satisfy these requirements, the annual bonus arrangement for Mr. Hueneke has been approved by the Executive Performance Compensation Committee and the shareholders, and the new incentive compensation arrangement for Mr. Joerres for 2000 and later years has been approved by the Executive Performance Compensation Committee and is being submitted for approval by the shareholders at the Annual Meeting. Because of uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding the efforts of the Company in this area, that compensation intended by the Company to satisfy the requirements for deductibility under Section 162(m) does in fact do so. In addition, the Company may pay compensation that does not satisfy these requirements for deductibility if required for sound management and approved by the Committee.

THE EXECUTIVE COMPENSATION COMMITTEE    THE EXECUTIVE PERFORMANCE COMPENSATION COMMITTEE
 Dudley J. Godfrey, Jr. (Chairman)                     Marvin B. Goodman
         Marvin B. Goodman                              Newton N. Minow
           J. Ira Harris
           John R. Walter

     EXECUTIVE COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Dudley J. Godfrey, Jr. is a shareholder in Godfrey & Kahn, S.C., which is general counsel to the Company.

     J. Ira Harris is currently Chairman of J. I. Harris & Associates, a consulting firm, which may from time to time perform services for the Company.

     The Company has retained Mr. Walter, through Ashlin Management Company, to provide certain consulting services to the senior executive officers of the Company. The Company granted an option to Mr. Walter to purchase 175,000 shares of the Company's common stock in recognition of his agreement to serve as Chairman of the Company. In addition, the Company pays Ashlin Management Company an annual fee in the amount of $500,000 and reimburses Mr. Walter's reasonable out-of-pocket expenses. Ashlin Management Company is owned by Mr. Walter.

                               PERFORMANCE GRAPH

     Set forth below is a graph for the periods ending December 31, 1994-1999 comparing the cumulative total shareholder return on the Company's Common Stock, with the cumulative total return of companies in the Standard & Poor's 500 Stock Index and the Dow Jones General Industrial & Commercial Services Index (f/k/a Dow Jones Other Industrial & Commercial Services Index). The graph assumes a $100 investment on December 31, 1994 in the Company's Common Stock, the S&P 500 Stock Index and the Dow Jones General Industrial & Commercial Services Index and assumes the reinvestment of all dividends.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                    AMONG MANPOWER, S&P 500 STOCK INDEX AND
            DOW JONES GENERAL INDUSTRIAL & COMMERCIAL SERVICES INDEX
[PERFORMANCE GRAPH]

                                                        MANPOWER               S&P 500 STOCK INDEX          DOW JONES GENERAL
                                                        --------               -------------------       INDUSTRIAL & COMMERCIAL
                                                                                                             SERVICES INDEX
                                                                                                         -----------------------
12/94                                                      100                         100                         100
12/95                                                      100                         134                         118
12/96                                                      117                         161                         126
12/97                                                      127                         211                         144
12/98                                                       91                         268                         159
12/99                                                      137                         320                         174

                                                                         DECEMBER 31,
                                                         --------------------------------------------
                                                         1994    1995    1996    1997    1998    1999
                                                         ----    ----    ----    ----    ----    ----
Manpower.............................................    $100    $100    $117    $127    $ 91    $137
S&P 500 Stock Index..................................    $100    $134    $161    $211    $268    $320
Dow Jones General Industrial & Commercial Services
  Index..............................................    $100    $118    $126    $144    $159    $174

  2. APPROVAL OF PERFORMANCE-BASED INCENTIVE COMPENSATION ARRANGEMENT FOR THE
                COMPANY'S PRESIDENT AND CHIEF EXECUTIVE OFFICER

     The Executive Compensation Committee of the Board of Directors of the Company has established an annual bonus plan and a long-term incentive compensation plan for designated executives of the Company. These plans provide for receipt of incentive compensation based on achievement of goals relating to Company financial performance.

     Subject to receipt of shareholder approval, Mr. Joerres will participate in these plans beginning in 2000. In order to qualify for the performance-based compensation exception under Section 162(m) of the IRC and thereby avoid potential nondeductibility of compensation paid to Mr. Joerres under the plans, the material terms of his performance-based incentive compensation arrangement under the plans must be approved by the shareholders. Accordingly, this proposed arrangement is being submitted for shareholder approval. Mr. Joerres' participation will take effect only if such approval is obtained.

     The annual bonus plan provides for an annual cash bonus based on achievement of goals for growth in earnings per share ("EPS") of the Company and controlling growth in net assets of the Company, as defined in the plan, for the relevant year. Under the plan, Mr. Joerres is assigned possible cash bonus levels for threshold, target and outstanding performance in achieving these goals.

     The EPS growth and net asset growth goals and possible bonus levels for Mr. Joerres are established each year, no later than 90 days after the beginning of the year, by the Executive Performance Compensation Committee based on the recommendation of the Executive Compensation Committee. Depending upon the actual performance of the Company for the year as measured against these goals, Mr. Joerres would be paid a cash bonus following the close of the year. In the determination of the bonus amount, 75% of the weight is assigned to EPS growth and 25% to net asset growth. The maximum bonus Mr. Joerres would be entitled to earn under the annual bonus plan for any one year is $1,500,000.

     Under the long-term incentive plan, Mr. Joerres is entitled to receipt of an incentive award for each three-year period beginning in 2000 and continuing with successive three-year cycles beginning in later years based on achievement of a goal for improvement in cumulative economic profit of the Company over the period. Economic profit is net operating profit after taxes of the Company, as defined in the plan, less a capital charge. The capital charge is equal to a cost of capital factor multiplied by the amount of net assets of the Company. Under the plan, Mr. Joerres is assigned possible incentive award levels for threshold, target and outstanding performance in achieving the goal.

     The economic profit improvement goal and the possible incentive award levels for Mr. Joerres are established for each three-year cycle, no later than 90 days after the beginning of the cycle, by the Executive Performance Compensation Committee based on the recommendation of the Executive Compensation Committee. Depending upon the actual financial performance of the Company for the period as measured against the goal, Mr. Joerres would earn an award following the close of the three-year cycle. This award would be given in the form of a grant of shares of Company Common Stock under, and subject to the terms of, the Company's 1994 Executive Stock Option and Restricted Stock Plan having a value at the date of grant equal to the award amount earned. The maximum incentive award amount Mr. Joerres would be entitled to earn under the plan based on improvement in economic profit for any cycle is $1,500,000.

     The long-term incentive plan, as indicated, operates on a three-year cycle, with three such cycles running concurrently at any time. In addition, at inception three cycles are to begin simultaneously - a one-year cycle for 2000, a two-year cycle for 2000-2001, and a three-year cycle for 2000-2002. The shorter cycles will have separately determined economic profit improvement goals which reflect the shorter periods.

     The long-term incentive plan also provides for annual grants of stock options. The number of shares for each annual grant is determined based on the target award levels established for the three concurrent cycles covering the year and a determination of the value of the option grant. Such stock options will be granted under, and subject to the terms of, the Company's 1994 Executive Stock Option and Restricted Stock Plan or successor plan and have an exercise price per share no less than the market price per share of the Company's Common Stock at the time of grant.

     The amounts, if any, which would be received by Mr. Joerres under the annual bonus plan or as an incentive award under the long-term incentive plan are not yet determinable. These amounts would not have been determinable for 1999 if the plans had been in effect because EPS growth, net asset growth and economic profit improvement goals, and incentive award levels may vary from year to year, and no such goals or award levels were established for 1999. However, if the annual bonus plan had been in place in 1999 and the EPS growth and net asset growth goals and possible bonus levels for Mr. Joerres were the same as for 2000, Mr. Joerres would have earned a bonus for 1999 equal to $534,277. Also, if the long-term incentive plan had been in place in 1999 and the economic profit improvement goal and possible incentive award levels for Mr. Joerres were the same as for the 2000 cycle, Mr. Joerres would have earned an award for 1999 based on improvement of economic profit equal to $412,927.

     The annual bonus plan and the long-term incentive plan may be amended in any manner without shareholder approval. Certain amendments may, under Section 162(m) of the IRC, affect the deductibility of payments or awards to Mr. Joerres under these plans. No such amendments are currently contemplated.

     The affirmative vote of a majority of the shares voting on the proposal is required for approval of the performance-based incentive compensation arrangement for Mr. Joerres. Abstentions will not be counted as voting and, therefore, will have no impact on the approval of the proposal.

     The Board of Directors recommends you vote FOR the approval of the performance-based incentive compensation arrangement and your proxy will be so voted unless you specify otherwise.

                    3. RATIFICATION OF INDEPENDENT AUDITORS

     Upon recommendation of the Audit Committee and subject to ratification by the shareholders at the Annual Meeting, the Board of Directors has appointed Arthur Andersen LLP, an independent public accounting firm, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2000. Arthur Andersen LLP has audited the Company (or its predecessors) since 1975. Representatives of Arthur Andersen LLP will attend the Annual Meeting and have the opportunity to make a statement if they so desire, and will also be available to respond to appropriate questions.

     If the shareholders do not ratify the appointment of Arthur Andersen LLP, the selection of the Company's independent auditors will be reconsidered by the Board of Directors.

     The affirmative vote of a majority of the votes cast on this proposal shall constitute ratification of Arthur Andersen LLP as the independent auditors for the fiscal year ending 2000. Abstentions will not be counted as voting and, therefore, will have no impact on the approval of the proposal.

     The Board of Directors recommends you vote FOR the ratification of the appointment of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 2000 and your proxy will be so voted unless you specify otherwise.

                      SUBMISSION OF SHAREHOLDER PROPOSALS

     In accordance with the Company's By-Laws, nominations, other than by or at the direction of the Board of Directors, of candidates for election as directors at the 2001 Annual Meeting of Shareholders and any other shareholder proposed business to be brought before the 2001 Annual Meeting of Shareholders must be received by the Company no later than January 17, 2001. To be considered for inclusion in the proxy statement solicited by the Board of Directors, shareholder proposals for consideration at the 2001 Annual Meeting of Shareholders of the Company must be received by the Company at the Company's principal executive offices by November 20, 2000. Such nominations or proposals must be submitted to Mr. Michael J. Van Handel, Secretary, Manpower Inc., 5301 North Ironwood Road, Milwaukee, Wisconsin 53217. To avoid disputes as to the date of receipt, it is suggested that any shareholder proposal be submitted by certified mail, return receipt requested.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's directors and officers to file reports with the Securities and Exchange Commission disclosing their ownership, and changes in their ownership, of stock in the Company. Copies of these reports must also be furnished to the Company. Based solely on a review of these copies, the Company believes that during 1999 all filing requirements were met, except that Mr. Minow inadvertently failed to file a Form 5 to report a gift of approximately 16 shares of the Company's Common Stock to certain family members.

                                 OTHER MATTERS

     Although management is not aware of any other matters that may come before the Annual Meeting, if any such matters should be presented, the persons named in the accompanying proxy intend to vote such proxy in accordance with their best judgment.

     Shareholders may obtain a copy of the Company's Annual Report to the Securities and Exchange Commission as filed on Form 10-K at no cost by writing to Mr. Michael J. Van Handel, Secretary, Manpower Inc., 5301 North Ironwood Road, Milwaukee, Wisconsin 53217.

                                          By Order of the Board of Directors,

                                          Michael J. Van Handel, Secretary

                                                                      APPENDIX I


                                  MANPOWER INC.



                        2000 CORPORATE SENIOR MANAGEMENT
                                 INCENTIVE PLAN




                            ADMINISTRATIVE GUIDELINES







                                    EFFECTIVE
                                 JANUARY 1, 2000

                                TABLE OF CONTENTS

ARTICLE I.   GENERAL PROVISIONS...................................................................................1

   Section 1.  Purpose of the Plan................................................................................1
   Section 2.  Overview of the Plan...............................................................................1
   Section 3.  Definitions........................................................................................2
   Section 4.  Plan Administration................................................................................4

ARTICLE II.  ANNUAL BONUS PLAN....................................................................................5

   Section 1.  Eligibility and Participation Guidelines...........................................................5
   Section 2.  Performance Measures...............................................................................5
   Section 3.  Performance Goals..................................................................................6
   Section 4.  Award Opportunities................................................................................7
   Section 5.  Calculation of Awards..............................................................................7
   Section 6.  Distribution of Awards.............................................................................8

ARTICLE III. LONG-TERM INCENTIVE PLAN.............................................................................9

   Section 1.  Eligibility and Participation Guidelines...........................................................9
   Section 2.  Award Type.........................................................................................9
   Section 3.  Award Opportunities...............................................................................10
   Section 4.  Performance Measures for LTIP.....................................................................11
   Section 5.  Performance Goals for LTIP........................................................................12
   Section 6.  Calculation of LTIP Awards........................................................................13
   Section 7.  Distribution of LTIP Awards.......................................................................13
   Section 8.  Stock Option Grants...............................................................................13

ARTICLE IV.  MISCELLANEOUS PROVISIONS............................................................................15

   Section 1.  Termination of Employment.........................................................................15
   Section 2.  No Discretion to Increase Awards Otherwise Earned.................................................15
   Section 3.  Change of Control.................................................................................15
   Section 4.  No Guarantee of Employment........................................................................15
   Section 5.  Withholding Taxes.................................................................................15
   Section 6.  Amendment and Discontinuance of the Plan..........................................................16
   Section 7.  Effective Date....................................................................................16
   Section 8.  Term of the Plan..................................................................................16

                                    ARTICLE I
                               GENERAL PROVISIONS

SECTION 1.  PURPOSE OF THE PLAN

The Plan has several key objectives:

     o    Reinforce the Company's short-term and long-term business strategy

     o    Focus Company Executives on shareholder value creation

     o Reward Company Executives for performance and provide opportunities to earn significant rewards for outstanding performance

     o    Enable the Company to attract, retain and motivate Company Executives

     o    Enhance teamwork

SECTION 2.  OVERVIEW OF THE PLAN

The Plan has two components - an Annual Bonus Plan and a Long-term Incentive Plan. The Annual Bonus Plan will focus Company Executives and reinforce the short-term business strategy by rewarding Executives for achieving short-term operating goals. The Long-term Incentive Plan will focus Company Executives on long-term shareholder value creation and execution of the long-term business strategy by aligning Executives' interests with shareholders' interests.

The Plan encourages and focuses Company Executives on shareholder value creation. Shareholder value is defined as sustained improvement in the Company's stock price over time. The Company can create shareholder value by improving both its short-term and long-term operating performance and growth.

Improving operating performance in the short term needs to be focused on improving earnings while managing assets. Growing EPS while controlling the asset base is consistent with the Company's goal of improving operating performance relative to peers. Therefore, the best performance measures for short-term operating performance improvement are a combination of EPS growth and asset growth.

Improving operating performance over the long term should be captured and measured by a single performance measure to avoid confusion. Having too many performance measures will dilute Executives' focus on what areas of operating performance to improve. Economic profit is the best performance measure to use as the long-term measure for the Company because it is an all-inclusive measure that captures both EPS growth and asset efficiency. In addition, economic profit is highly correlated with shareholder value creation.

2000 Corporate Senior Management Incentive Plan



The Annual Bonus Plan provides for cash awards to be determined shortly after the end of each Plan Year. The performance measures in the Annual Bonus Plan are EPS growth and asset growth. The annual bonus Award is dependent on achieving certain EPS and asset growth goals set at the beginning of the year by the Compensation Committee. Each Participant is assigned threshold, target and outstanding bonus opportunity levels.

The Long-term Incentive Plan has two components - Stock option grants and a performance -based long-term incentive plan. The first component of the Long-term Incentive Plan is granting a portion of the total long-term incentive Award in stock options. Stock options are designed to align Executive's interests with shareholders' interests by promoting growth in shareholder value.

The second component of the Long-term Incentive Plan is a performance-based long-term incentive plan ("LTIP"). The LTIP is designed to focus corporate Executives on improving the Company's operating performance over the long term. The performance measure is three-year cumulative economic profit improvement. The LTIP Award is dependent on achieving certain levels of economic profit improvement as established at the beginning of the Performance Cycle by the Compensation Committee. Performance Cycles are three years long and are overlapping. The LTIP award will be a portion of Executives' total long-term incentive award opportunity, paid in Restricted Stock (subject to the terms provided below) based on actual economic profit improvement over the Performance Cycle.

SECTION 3.  DEFINITIONS

As used herein, the following terms shall have the following meanings:

     (a) Award - any cash, stock option, or restricted stock award granted under the Plan.

     (b) Cause - termination of Employment by the Company for Cause will mean termination upon (i) Participant's willful and continued failure to substantially perform his or her duties with the Company after a written demand for substantial performance is delivered to the Participant that specifically identifies the manner in which the Company believes that the Participant has not substantially performed such duties and the Participant has failed to resume substantial performance of such duties on a continuous basis within ten days after receiving such demand, (ii) the Participant's commission of any material act of dishonesty or disloyalty involving the Company, (iii) the Participant's chronic absence from work other than by reason of a serious health condition, (iv) the Participant's commission of a crime which substantially relates to the circumstances of his or her position with the Company or which has material adverse effect on the business of the Company, or (v) the willful engaging by the Participant in conduct which is demonstrably and materially injurious to the Company.

     (c) Change of Control - a Triggering Event as defined in the Stock Option and Restricted Stock Plan, as the same may be amended from time to time, or if a successor plan is adopted then as defined in such successor plan.

2000 Corporate Senior Management Incentive Plan



     (d) Common Stock - the common stock of the Company with a par value of $0.01 per share.

     (e) Compensation Committee - the Executive Compensation Committee of the Board of Directors of the Company.

     (f) Code - the Internal Revenue Code of 1986, as it may be amended from time to time, and any proposed, temporary or final Treasury Regulations promulgated thereunder.

     (g)  Company - Manpower Inc., a Wisconsin corporation.

     (h) Employment - continuous employment with the Company or its subsidiaries.

     (i) EPS - fully diluted earnings per share as shown in the audited financial statements of the Company and its subsidiaries.

     (j) Executives - all Participants for a given performance period. Pertains to corporate executives and not country managers.

     (k)  LTIP - defined in Section 2 of Article I.

     (l) LTIP Target Opportunity, LTIP Threshold Opportunity, LTIP Outstanding Opportunity - defined in Section 3 of Article III.

     (m) Participant - any Executive designated by the Compensation Committee to participate in the Plan.

     (n) Performance Compensation Committee - the Executive Performance Compensation Committee of the Board of Directors of the Company.

     (o) Performance Cycle - each consecutive three-year period, and the one-year period for 2000 and two-year period for 2000-2001 described in Section 5 of Article III, commencing on January 1st of each year during the term of the Plan.

     (p) Plan - 2000 Corporate Senior Management Incentive Plan. Includes the Annual Bonus Plan and Long-term Incentive Plan.

     (q) Plan Year - each yearly period commencing on January 1st of each year during the term of the Plan.

     (r) Plan Document - this document which shall govern the administration of the Plan.

     (s) Restricted Stock - as defined in the Stock Option and Restricted Stock Plan.

     (t)  Stock Option Amount - defined in Section 3 of Article III.

2000 Corporate Senior Management Incentive Plan



     (u) Stock Option and Restricted Stock Plan - the 1994 Executive Stock Option and Retricted Stock Plan of the Company or any successor plan.

SECTION 4.  PLAN ADMINISTRATION

     (a)  Power and authority of the Compensation Committee:

          The Compensation Committee shall administer the Plan. The Compensation Committee is authorized to interpret the Plan, to adopt such rules and regulations, as it may from time to time deem necessary for the effective operation of the Plan, and to act upon all matters relating to the granting of Awards under the Plan. Any determination, interpretation, construction or other action made or taken pursuant to the provisions of the Plan by or on behalf of the Compensation Committee shall be final, binding and conclusive for all purposes and upon all persons including, without limitation, the Company and Executives and their respective successors in interest.

     (b)  Performance Compensation Committee:

          Notwithstanding the foregoing, in recognition of the requirements of
          Section 162(m) of the Code, the Compensation Committee may require in the case of any proposed Participant (i) that such Executive's participation in the Plan and the performance goals and award opportunities established for such Participant under Sections 3 and 4 of Article II and Sections 3 and 5 of Article III shall be subject to the approval of the Performance Compensation Committee, and (ii) that the payment or distribution of Awards shall be subject to the prior certification by the Performance Compensation Committee that the relevant performance goals have been attained. The Compensation Committee shall itself take the actions indicated, in lieu of action by the Performance Compensation Committee, if at the time of the action the Compensation Committee is comprised solely of two or more "outside directors" under Section 162(m) of the Code.

     (c)  No liability:

          No member of the Compensation Committee or Performance Compensation Committee shall be personally liable by reason of any contract or other instrument executed by such member, or on such member's behalf, in such member's capacity as a member of such committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Compensation Committee and Performance Compensation Committee and each other officer, employee, or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Compensation Committee) arising out of any act or omission in connection with the Plan unless arising out of such person's own fraud or bad faith.

2000 Corporate Senior Management Incentive Plan



                                   ARTICLE II
                                ANNUAL BONUS PLAN

SECTION 1.  ELIGIBILITY AND PARTICIPATION GUIDELINES

     (a)  Criteria for participation:

          The Compensation Committee (subject to Section 4 of Article I) will approve Plan Participants based on such criteria as it determines, including:

          o Corporate executives who can have a significant impact on EPS growth and asset growth through their actions or decisions

          o Corporate executives who have demonstrated significant teamwork and leadership skills

          o Corporate executives with consistent outstanding performance and contributions to the Company

          o The nature of any existing compensation agreement in effect for a corporate executive

     (b)  Notification of participation:

          The Compensation Committee will notify Participants of their participation at the beginning of the Plan Year.

     (c)  Renewal of participation:

          The Compensation Committee reserves the right to remove any Plan Participant from the Plan at any time. Plan participation in one year does not guarantee participation in subsequent Plan Years.

SECTION 2.  PERFORMANCE MEASURES

     (a)  Performance measures:

          The performance measures used in the Annual Bonus Plan for each Participant will be EPS growth and net asset growth.

     (b)  Definition of measures:

          o    EPS growth shall be defined as follows:

               - EPS growth is the growth in EPS from the previous year to the current year

2000 Corporate Senior Management Incentive Plan



          o    Net asset growth shall be defined as follows:

               - Net assets are consolidated total assets less non-interest bearing liabilities plus securitized accounts receivable plus accumulated amortization of intangible assets minus cumulative translation adjustments

               - The amount of the purchase price for any acquisitions in excess of $20,000,000 will be excluded from net assets for the year in which the acquisition is consummated

               - Net assets for the Plan Year will equal the average of the monthly ending net assets during the Plan Year. Similarly, net assets for the prior year will equal the average of the monthly ending net assets during the prior year.

               - Net asset growth is the growth in net assets from the previous year to the current year

In the determination of Awards, 75% of the weight will be assigned to EPS growth and 25% to asset growth.

Formal and final calculations of EPS growth and asset growth will be based on the audited financial statements of the Company as applicable.

SECTION 3.  PERFORMANCE GOALS

The Compensation Committee shall set the appropriate EPS growth and asset growth goals for each Plan Year (subject to Section 4 of Article I) no later than 90 days into the Plan Year. The EPS growth and asset growth goals will be based on meeting shareholder expectations as well as the Company's strategic goals. EPS growth and asset growth goals may vary from year to year.

     (a) Threshold goal - The minimum level of performance for which an Award will be earned, will be established as the threshold goal. Achieving the threshold goal will yield the threshold opportunity level.

     (b) Target goal - The expected level of performance will be established as the target goal. Achieving the target goal will yield the target opportunity level.

     (c) Outstanding goal - An outstanding level of performance, for which an outstanding Award will be earned, will be established as the outstanding goal. Achieving the outstanding goal will yield the outstanding opportunity level.

2000 Corporate Senior Management Incentive Plan



SECTION 4.  AWARD OPPORTUNITIES

The Compensation Committee shall set the Award opportunities for each Participant for the Plan Year (subject to Section 4 of Article I) no later than 90 days into the Plan Year.

     (a) Target opportunity equals a dollar amount determined by the Compensation Committee with respect to each Participant for each Plan Year.

     (b) Threshold opportunity equals a dollar amount, which will be less than the target opportunity, determined by the Compensation Committee with respect to each Participant for each Plan Year.

     (c) Outstanding opportunity equals a dollar amount, which will be greater than the target opportunity, determined by the Compensation Committee with respect to each Participant for each Plan Year.

Notwithstanding any other provision of this Plan to the contrary, the maximum Award any Participant will be entitled to receive for any Plan Year under this annual Bonus Plan is $1,500,000.

SECTION 5.  CALCULATION OF AWARDS

The Compensation Committee shall determine the Awards for each Plan Year based on actual performance relative to the pre-established EPS growth and asset growth goals for the year.

Actual EPS growth and asset growth performance at the target goal will result in 100% of the target opportunity.

EPS growth and/or asset growth performance between the target goal and outstanding goal will result in a payout that is linearly interpolated between the target and outstanding opportunities. The amount of the bonus Award shall be capped, and therefore performance in excess of the outstanding goal will result in the outstanding opportunity.

EPS growth and/or asset growth performance between the threshold goal and target goal will result in a payout that is linearly interpolated between the threshold and target opportunities. Performance that is below the threshold goal will result in no bonus Award.

Notwithstanding the foregoing, the Compensation Committee may in its discretion reduce the amount of any Award otherwise determined under the foregoing criteria to reflect any extraordinary items, repurchases of Common Stock, or such other items as it may deem relevant.

SECTION 6.  DISTRIBUTION OF AWARDS

The annual bonus Awards earned for the Plan Year will be distributed as soon as possible after the Awards have been determined, but in no event beyond 90 days after the end of the Plan Year. The annual bonus Award will be distributed as cash.

2000 Corporate Senior Management Incentive Plan



Participants may elect to defer a portion of their annual bonus Award in accordance with the terms of the Company's Nonqualified Savings Plan.

2000 Corporate Senior Management Incentive Plan



                                   ARTICLE III

                            LONG-TERM INCENTIVE PLAN

SECTION 1.  ELIGIBILITY AND PARTICIPATION GUIDELINES

     (a)  Criteria for participation:

          The Compensation Committee (subject to Section 4 of Article I) will select Plan Participants based on such criteria as it determines, including:

          o Corporate executives who can have a significant impact on economic profit over the long term through their actions or decisions

          o Corporate executives who have demonstrated significant teamwork and leadership skills

          o Corporate executives with consistent outstanding performance and contributions to the Company

          o The nature of any existing compensation agreement in effect for a corporate executive

     (b)  Notification of participation:

          The Compensation Committee will notify Participants of their participation at the beginning of the Performance Cycle.

     (c)  Renewal of participation:

          The Compensation Committee reserves the right to remove any Plan Participant from the Long-term Incentive Plan at any time. Plan participation in one Performance Cycle does not guarantee participation in subsequent Performance Cycles.

SECTION 2.  AWARD TYPE

The Long-term Incentive Plan has two components - Stock option grants and a performance-based long-term incentive plan.

Granting stock options will align Executives' interests with shareholders' interests by promoting growth in shareholder value. Accordingly, each Participant shall be eligible to receive grants of options to purchase shares of Common Stock.

     (a) Such stock options shall be granted under, and subject to the terms of, the Stock Option and Restricted Stock Plan.

2000 Corporate Senior Management Incentive Plan



     (b) The exercise price shall be determined by the Compensation Committee; provided however, that such exercise price shall not be less than 100 percent of the Market Price (as defined in the Stock Option and Restricted Stock Plan) on the business day immediately preceding the date of grant of such stock option.

     (c) Such stock options shall not be immediately exercisable but shall become exercisable as to 25 percent of the shares covered by the option on each of the first four anniversaries of the date of grant.

     (d) Such stock options shall have such other terms as the Compensation Committee shall determine.

The second component of the Long-term Incentive Plan is the LTIP. The LTIP is designed to focus Executives on improving the Company's operating performance over the long term. The LTIP will have the following characteristics:

     (a) The value of the LTIP will be a percentage of the target award opportunity.

     (b) The LTIP Award is dependent on achieving three-year economic profit improvement goals set at the beginning of each Performance Cycle for the Company.

     (c) The Award will be paid out in Restricted Stock (subject to the terms provided below) based on actual economic profit improvement during the Performance Cycle.

     (d) The Restricted Stock shall be granted under, and subject to the terms of, the Stock Option and Restricted Stock Plan.

     (e) The number of shares of Restricted Stock issued will equal the dollar amount of the Award divided by the Market Price (as defined in the Stock Option and Restricted Stock Plan) on the business day immediately preceding the date of grant.

     (f) The Restricted Stock shall fully vest one year after the date of grant and shall be subject to such other terms as the Compensation Committee shall determine.

SECTION 3.  AWARD OPPORTUNITIES

The Compensation Committee shall set the Award opportunities for each Participant for each Performance Cycle (subject to Section 4 of Article I) no later than 90 days into the Performance Cycle.

     (a) Target opportunity equals a dollar amount determined by the Compensation Committee with respect to each Participant for each Performance Cycle. The Stock Option Amount will equal 80% of the target opportunity for the

2000 Corporate Senior Management Incentive Plan



          Performance Cycle, and the LTIP Target Opportunity will equal 20% of the target opportunity for the Performance Cycle.

     (b) Threshold opportunity equals a dollar amount, which will be less than the target opportunity, determined by the Compensation Committee with respect to each Participant for each Performance Cycle. The LTIP Threshold Opportunity will equal 20% of the threshold opportunity for the Performance Cycle.

     (c) Outstanding opportunity equals a dollar amount, which will be greater than the target opportunity, determined by the Compensation Committee with respect to each Participant for each Performance Cycle. The LTIP Outstanding Opportunity will equal 20% of the outstanding opportunity for the Performance Cycle.

     (d)  Notwithstanding the foregoing, for the start-up cycles referred to in
          Section 5 of this Article, the LTIP Opportunities will be separately determined.

Notwithstanding any other provision of this Plan to the contrary, the maximum Award any Participant will be entitled to receive under the LTIP component of this Long-term Incentive Plan for any cycle (including any start-up cycle) is $1,500,000.

SECTION 4.  PERFORMANCE MEASURES FOR LTIP

     (a)  Performance measure:

          The performance measure used in the LTIP for each Participant will be a three-year (except at inception as described below) cumulative economic profit improvement of the Company and its subsidiaries.

     (b)  Definition of measures:

          Economic profit is defined as net operating profit after taxes less a capital charge.

          o Net operating profit after taxes is defined as operating profit plus (or minus) translation gain (loss) plus (or minus) net other income (loss) plus goodwill amortization plus (minus) loss (gain) on sale of securitized accounts receivable less taxes at the effective rate

          o Capital charge is defined as net assets multiplied by cost of capital

               - Net assets are consolidated total assets less non-interest bearing liabilities plus securitized accounts receivable plus accumulated amortization of intangible assets minus cumulative translation adjustments

               - Net assets will be calculated based on an average of the monthly ending net assets during the year

2000 Corporate Senior Management Incentive Plan



               - Cost of capital is the weighted average of the Company's cost of equity and cost of debt as determined by the Compensation Committee

     Economic profit improvement will mean the increase in economic profit for any year during a Performance Cycle over the economic profit, using the same cost of capital, in the base year.

          o Economic profit improvement will be measured over a three-year period (except at inception as indicated below)

          o The base year will be the year immediately preceding the first year of any Performance Cycle

          o Any decrease in economic profit in any year during any Performance Cycle as compared to the base year will be subtracted in determining cumulative economic profit improvement for such cycle.

     The amount of the purchase price for any acquisitions in excess of $20,000,000 will be excluded from net assets for purposes of the cost of capital calculation, including for the base year, for the year in which the acquisition is consummated and for the first year thereafter

Formal and final calculations of economic profit will be based on the audited financial statements of the Company as applicable.

SECTION 5.  PERFORMANCE GOALS FOR LTIP

For the LTIP, the Compensation Committee will set the cumulative three-year economic profit improvement goal for each Performance Cycle (subject to Section 4 of Article I) no later than 90 days into the Performance Cycle. The economic profit improvement goal is based on reinforcing the EPS and asset growth goals, meeting shareholder expectations as well as Company strategic goals.

At the inception of the plan, three cycles of the LTIP will begin simultaneously. One will be a one-year cycle (FY 2000), one is a two-year cycle (FY 2000-2001), and one is a three-year cycle (FY 2000-2002). In subsequent years, one three-year cycle will be instituted at the beginning of the year. The shorter cycles will have separately determined economic profit improvement goals reflecting the shorter periods.

     (a) Threshold goal - The minimum level of performance for which an LTIP Award will be earned, will be established as the threshold goal. Achieving the threshold goal will yield the LTIP Threshold Opportunity level.

     (b) Target goal - The expected level of performance will be established as the target goal. Achieving the target goal will yield the LTIP Target Opportunity level.

2000 Corporate Senior Management Incentive Plan



     (c) Outstanding goal - An outstanding level of performance, for which an outstanding Award will be earned, will be established as the outstanding goal. Achieving the outstanding goal will yield the LTIP Outstanding Opportunity level.

SECTION 6.  CALCULATION OF LTIP AWARDS

The Compensation Committee shall determine the LTIP Awards for each Performance Cycle based on actual economic profit improvement relative to the pre-established goals for the Performance Cycle.

Actual economic profit performance at the target goal will result in 100% of the LTIP Target Opportunity.

Economic profit performance between the target goal and outstanding goal will result in a payout that is linearly interpolated between the LTIP Target and LTIP Outstanding Opportunities. The LTIP Award is uncapped, and therefore performance in excess of the outstanding goal will result in Awards based on the linear relationship between LTIP Target and Outstanding Opportunities (subject to the maximum specified in Section 3 of this Article III).

Economic profit performance between the threshold goal and target goal will result in a payout that is linearly interpolated between the LTIP Threshold and LTIP Target opportunities. Performance that is below the threshold goal will result in no Award under the LTIP.

Notwithstanding the foregoing, the Compensation Committee may in its discretion reduce the amount of any LTIP Award otherwise determined under the foregoing criteria to reflect any extraordinary items or other items as it may deem relevant.

SECTION 7.  DISTRIBUTION OF LTIP AWARDS

It is anticipated that the Restricted Stock for LTIP Awards earned for the Performance Cycle will be granted by the Compensation Committee at the time of the first meeting of the Compensation Committee after the end of each Performance Cycle and the Award amounts have been determined, but in no event later than 90 days after the end of the Performance Cycle. Any such grant shall be subject to and shall require action by the Compensation Committee.

SECTION 8.  STOCK OPTION GRANTS

Each Participant shall be eligible to receive a grant of an option each year to purchase shares of Common Stock on the terms specified in Section 2 of this Article. Any such grant shall be subject to and shall require action by the Compensation Committee (or Performance Compensation Committee as indicated below). The number of shares for each annual grant shall be determined by the Compensation Committee based on the following guidelines:

     (a) The Compensation Committee shall determine the value of an option to purchase one share of Common Stock on the terms specified in Section 2 using the Black-Scholes method as of the date of grant.

2000 Corporate Senior Management Incentive Plan



     (b) The number of shares will equal (i) the sum of the Stock Option Amounts for each Performance Cycle in which the year is included divided by three, (ii) such amount further divided by the Black-Scholes value determined under subparagraph (a), above.

     (c) Notwithstanding the foregoing, for the year 2000, the number of shares will equal the Stock Option Amount for the three-year Performance Cycle beginning in 2000, divided by the Black-Scholes value determined under subparagraph (a), above.

     (d) Notwithstanding the foregoing, for the year 2001, the number of shares will equal (i) the sum of the Stock Option Amount for the three-year Performance Cycle beginning in 2000, multiplied by two and divided by three, and the Stock Option Amount for the three-year Performance Cycle beginning in 2001, divided by three, (ii) such amount further divided by the Black-Scholes value determined under subparagraph (a), above.

It is anticipated that such stock option grants will be made at the time of the first meeting each calendar year of the Compensation Committee. A Participant shall not be granted any such option if at the time the grant would otherwise be made the Participant is no longer in the Employment of the Company or the Plan has been terminated.

Notwithstanding the foregoing, in recognition of the requirements of Section 162(m) of the Code, for any Participant who is a "covered employee" under that Section, the grant of any option to purchase Common Stock under this Plan shall be subject to the approval of, and only made by, the Performance Compensation Committee. However, if the Compensation Committee is comprised solely of two or more "outside directors" under that Section at the time of the proposed grant, such grant shall be subject to the approval of, and made by, the Compensation Committee.

2000 Corporate Senior Management Incentive Plan



                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

SECTION 1.  TERMINATION OF EMPLOYMENT

     (a) If a Participant's Employment is terminated by the Company without Cause, by reason of the Participant's disability or death, or by the Participant because of retirement on or after the Participant's Normal Retirement Date (as defined in the Manpower Inc. Retirement Plan) or early retirement with the consent of the Committee, the Participant shall be entitled to receive a prorated annual bonus Award and LTIP Award based on the Company's performance to the date of termination.

     (b) If a Participant's Employment is terminated for any reason not specified in paragraph (a) above, all Awards for the current Plan Year or current Performance Cycles shall be forfeited.

SECTION 2.  NO DISCRETION TO INCREASE AWARDS OTHERWISE EARNED

The Compensation Committee shall have no discretion to increase the amount of any Award under the Annual Bonus Plan or the Long-term Incentive Plan otherwise earned based on the attainment of a performance goal or goals.

SECTION 3.  CHANGE OF CONTROL

Upon a Change of Control, the Plan will terminate and a Participant will be entitled to receive a prorated annual bonus Award and LTIP Award based on the Company's performance to the date of the Change of Control.

SECTION 4.  NO GUARANTEE OF EMPLOYMENT

Participation in the Plan shall not give any Participant any right to be retained in the Employment of the Company. This Plan shall not affect any right of the Company to terminate, with or without cause, any Participant's Employment at any time.

SECTION 5.  WITHHOLDING TAXES

The Company shall have the right to withhold from any compensation payable to a Participant, or to cause the Participant (or the executor or administrator of his or her estate or his or her distributee) to make payment of, any federal, state, local, or foreign taxes required to be withheld with respect to the distribution of any Awards.

2000 Corporate Senior Management Incentive Plan



SECTION 6.  AMENDMENT AND DISCONTINUANCE OF THE PLAN

The Compensation Committee may amend, alter, suspend or discontinue the Plan, as it shall from time to time consider desirable. No such action shall adversely affect the rights of any Participant accrued under the Plan prior to such action without the consent of the Participant.

SECTION 7.  EFFECTIVE DATE

The effective date of the Plan is January 1, 2000.

SECTION 8.  TERM OF THE PLAN

The Plan shall be in effect until such time as the Compensation Committee decides to terminate the Plan.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED              Please mark
IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED               your votes
SHAREHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY             as indicated   [X]
WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.                          in this
                                                                 example

1.  ELECTION OF DIRECTORS                   WITHHOLD
                                            AUTHORITY
    FOR all nominees                        to vote for all
    listed to the right                     nominees listed
    (except as marked                       to the right
    to the contrary)


         [ ]                                    [ ]

NOMINEES: Dennis Stevenson, John R. Walter and Jeffrey A. Joerres

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)




--------------------------------------------------

2. Approval of a performance-based incentive compensation arrangement for the Company's President and Chief Executive Officer.

                 FOR               AGAINST              ABSTAIN

                 [ ]                 [ ]                  [ ]

3. Ratification of Arthur Andersen LLP as the Company's independent auditors for 2000.

                 FOR               AGAINST              ABSTAIN

                 [ ]                 [ ]                  [ ]

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Dated:                                                                    , 2000
       -------------------------------------------------------------------


--------------------------------------------------------------------------------
                                   (Signature)


--------------------------------------------------------------------------------
                           (Signature if held jointly)




                  PLEASE SIGN, DATE, AND RETURN THE PROXY CARD
                     PROMPTLY USING THE ENCLOSED ENVELOPE.

                            - FOLD AND DETACH HERE -

                                  MANPOWER INC.

                                 ANNUAL MEETING
                                       OF
                           MANPOWER INC. SHAREHOLDERS

                             MONDAY, APRIL 17, 2000
                                   10:00 A.M.

                      BRADLEY PAVILION OF THE MARCUS CENTER
                             FOR THE PERFORMING ARTS
                             929 NORTH WATER STREET
                              MILWAUKEE, WISCONSIN


                                     AGENDA



     o    Elect three directors to serve until 2003 as Class I directors.

     o Approval of a performance-based incentive compensation arrangement for the Company's President and Chief Executive Officer.

     o Ratify the appointment of Arthur Andersen LLP as the Company's independent auditors for 2000.

     o    Transact such other business as may properly come before the meeting.

PROXY



           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                  MANPOWER INC.

The undersigned hereby appoints Jeffrey A. Joerres and Michael J. Van Handel proxies, each with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of Manpower Inc. standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Shareholders of the Company to be held April 17, 2000 or any adjournment thereof.

       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)





                            - FOLD AND DETACH HERE -





                              FINANCIAL HIGHLIGHTS

     (in thousands)                   1999                1998
     --------------                -----------         -----------
     SYSTEMWIDE SALES (a)          $11,511,350         $10,523,377

     REVENUES FROM SERVICES        $ 9,770,098         $ 8,814,272

     OPERATING MARGIN (b)          $   258,651         $   222,503

(a)  Represents total sales of Company-owned branches and franchises.

(b) Represents Revenue from Services less Cost of Services and Selling and Administrative Expenses before non-recurring items, related to employee severances, retirement costs and other associated realignment costs, in 1999 and the write-down of capitalized software in 1998.